FOURTH AMENDMENT TO OFFICE LEASE

      This FOURTH AMENDMENT TO OFFICE LEASE (the "Amendment") is made and entered into this 5th day of March, 1997, by and between Townsend Property Trust Limited Partnership (doing business in New Jersey as TPT Limited Partnership), successor-in-interest to MBL Life Assurance Corporation ("Landlord") and Manhattan Bagel Company, Inc. ("Tenant").

      WHEREAS, Landlord and Tenant previously entered into that certain lease (the "Original Lease") dated January 12, 1995, demising approximately 32,358 square feet of office and warehouse space as more particularly described in the Original Lease in the building (the "Building") known as 246 Industrial Way located at 246 Industrial Way West, Eatontown, New Jersey;

      WHEREAS, Landlord and Tenant previously entered into an amendment to lease (the "First Amendment") dated March 6, 1995, demising an additional approximately 4,836 square feet of office and warehouse space in the Building and an amendment to lease (the "Second Amendment") dated May 6, 1996, demising an additional approximately 30,600 square feet of space in the Building, and an amendment to lease (the "Third Amendment") dated _________, 1997, demising an additional 400 square feet of space in the Building (the Original Lease, the First Amendment, the Second Amendment and the Third Amendment are hereinafter collectively referred to as the "Lease"); and

      WHEREAS, it is the desire of the Landlord and Tenant to further amend the Lease, all as more fully hereinafter set forth.

      NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, and for other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

            1. The following Section 27.40 shall be added to the Lease:

            27.40. New Construction Expansion Area. Effective on the New Construction Completion Date (as hereinafter defined), the Premises (as defined in Section 1.1(g) of the Lease) shall be increased from 68,194 square feet to 100,687 square feet incorporating the following unit of space (hereinafter referred to as "New Construction Expansion Area"):

            32,493 square feet of air-conditioned warehouse space contiguous to the demised premises as shown on Exhibit A attached hereto as a part hereof and to be constructed by Landlord, at Landlord's cost and expense, in accordance with Exhibit B attached hereto as a part hereof; provided, however, that on or before September 30, 1997, Tenant, in its sole discretion, may elect to reimburse Landlord for a portion of the cost of such improvements up to a maximum amount


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            of $1,046,970, in which event Tenant's Monthly Rent shall be adjusted in the manner set forth in Section 1.1(n) of the Lease.

            2. Effective on the New Construction Completion Date, Rentable Are of the Premises (as set forth in Section 1.1(h) of the Lease) shall be equal to 100,687 square feet. New Construction Completion Date means the date a final Certificate of Occupancy is issued for the New Construction Expansion Area.

            3. Effective on the New Construction Completion Date, Rentable Area of the Building (as set forth in Section 1.1(i) of the Lease) shall be equal to 197,293 square feet.

            4. Effective on the New Construction Completion Date, Tenant's Share (as set forth in Section 1.1(p) of the Lease) shall be equal to 51.03%.

            5. Effective on the New Construction Completion Date, Tenant's Monthly Rent, as set forth in Section 1.1(n) of the Lease, shall be as follows:

          Amount Per Month          Commencing On           Ending On
          ----------------          -------------           ---------

             $52,058.92             New Construction        31-Jan-99
                                    Completion Date
              53,518.78             01-Feb-99               28-Feb-99
              53,622.54             01-Mar-99               31-Jan-01
              55,154.40             01-Feb-01               28-Feb-01
              55,263.62             01-Mar-01               31-Jan-03
              56,868.68             01-Feb-03               28-Feb-03
              56,984.10             01-Mar-03               31-Jan-05
              58,794.66             01-Feb-05               31-Jan-06
              60,695.56             01-Feb-06               31-Jan-07
              62,691.40             01-Feb-07               Expiration Date

            Notwithstanding the above, if Tenant actually reimburses Landlord pursuant to Section 27.40 of the Lease for a portion of the costs of the improvements constructed by the Landlord ("Tenant Reimbursements"), then each payment of Tenant's Monthly Rent as set forth above shall be reduced as follows:

            (i) If Tenant Reimbursements are equal to or less than $668,900, each payment of Tenant's Monthly Rent as set forth above shall be reduced by an amount equal to the product obtained by multiplying the amount of the Tenant Reimbursements times 1.267%.

            (ii) If Tenant Reimbursements are greater than $668,900, for each additional dollar of Tenant Reimbursements in excess of $668,900 up to and including the maximum amount of $1,046,970 (the "Additional Reimbursement"), in addition to the payment reductions described in subsection (i) above, each payment of Tenant's Monthly Rent as set


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      forth above shall be further reduced by an amount equal to the product obtained by multiplying the amount of the Additional Reimbursement times 1.167%.

            6. Effective on the New Construction Completion Date, (a) Exhibit G (Option to Extend) attached to the Lease shall apply to the entire Premises (including, without limitation, the New Construction Expansion Area), and (b) Tenant's Basic Monthly Rent for the First Extension Term as set forth on Exhibit G, shall be as follows:

                  Amount Per Month
                  ----------------

                  $  62,691.40            Months 1-12 of First Extension Term
                     65,211.04            Months 13-24 of First Extension Term
                     67,856.66            Months 25-36 of First Extension Term
                     70,634.56            Months 37-48 of First Extension Term
                     73,551.35            Months 49-60 of First Extension Term

            7. Effective on the New Construction Completion Date, (a) the Commencement Date (as set forth in Section 1.1(k) of the Lease) shall be the New Construction Completion Date and (b) the Expiration Date (as set forth in
Section 1.1(l) of the Lease) shall be the date which is ten (10) years after the New Construction Completion Date. Tenant will execute and deliver to Landlord the Commencement Date and Estoppel Certificate attached to the Lease as Exhibit E within 3 days of Landlord's request.

            8. Section 3 (Right of First Offer) contained in the Second Amendment is hereby deleted in its entirety from the Lease.

            9. Each party represents and warrants to the other that such party has not consulted or negotiated with any broker, finder or agent with regard to this Fourth Amendment to Office Lease other than The Schultz Organization, Inc., and that there are no commissions, charges or other compensation due to any real estate broker other than The Schultz Organization, Inc., which commission shall be paid by Landlord. Each party agrees to hold harmless and indemnify the other against all costs, expenses, attorney's fees, or other liability for commissions or other compensation or charges in connection with any breach of the representation contained in this paragraph and such indemnity shall survive the expiration or earlier termination of this Lease.

            10. All other terms and conditions of the Lease shall remain in full force and effect, as originally executed. All capitalized terms used herein shall have the meanings ascribed to them in the Lease.


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

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year written above.

      LANDLORD:                                TENANT:

TOWNSEND PROPERTY TRUST                    MANHATTAN BAGEL COMPANY,
LIMITED PARTNERSHIP, doing                 INC.
business in New Jersey as TPT LIMITED
PARTNERSHIP

By: DWT ATRIUM, INC., General Partner      By: /s/ Jason Gennusa
                                              ----------------------------

By: /s/ James R. Berens                    Title: President
   -------------------------
Title: Vice President                      Date: March 4, 1997

Date:           March 5, 1997


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                                  EXHIBIT A

                        DRAWING OF PREMISES INCLUDING
                       NEW CONSTRUCTION EXPANSION AREA


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

                                  EXHIBIT B

                            SPECIFICATIONS FOR NEW
                         CONSTRUCTION EXPANSION AREA


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